REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



Shareholders and Board of Trustees
Northern Lights Fund Trust II
Omaha, Nebraska 68130


In planning and performing our audit of the financial statements of Mariner Hyman Beck Fund (the Fund), a series of Northern Lights Fund Trust II as of and for the year ended November 30, 2013, in accordance with the standards of the Public Company Accounting
Oversight Board (United States), we considered the Funds internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting.
Accordingly, we express no such opinion.

The management of the Fund is responsible for establishing and maintaining effective internal control over financial reporting.In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A companys internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.A companys internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company;
(2) provide reasonable assurance that
transactions are recorded as necessary to permit preparation of financial statements in a ccordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.

Because of inherent limitations,
internal control over financial reporting may not prevent or detect misstatements.
Also, projections of any evaluation of
effectiveness to future periods are
subject to the risk that controls may
become inadequate because of changes
in conditions, or that the degree of
compliance with the policies or
procedures may deteriorate.

A deficiency in internal control over
financial reporting exists when the
design or operation of a control does
not allow management or employees,
in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis.
A material weakness is a deficiency,
or combination of deficiencies, in
internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds annual or interim financial statements will not be prevented or detected on a timely basis.


Shareholders and Board of Trustees
Northern Lights Fund Trust II
Page Two

Our consideration of the Funds internal
 control over financial reporting was
for the limited purpose described in
the first paragraph and would not
necessarily disclose all deficiencies
in internal control that might be
material weaknesses under standards
established by the Public Company
Accounting Oversight Board
(United States).However, we noted no
deficiencies in the Funds
internal control over financial
reporting and its operation,
including controls over
safeguarding securities that we
consider to be material
weaknesses as defined above
as of November 30, 2013.

This report is intended solely for
the information and use of management,
the Board of Trustees of the
Northern Lights Fund Trust II and the
Securities and Exchange Commission,
and is not intended to be and should
not be used by anyone other
than these specified parties.




TAIT, WELLER & BAKER LLP
Philadelphia, Pennsylvania
January 29, 2014